STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (“Agreement”), dated as of the 15th day of May, 2009, is entered by and between Midas Medici Group Holdings Inc., having an address at 445 Park Avenue, 20th Floor, New York, New York 10022 (the “Purchaser”), Mondo Management Corp., a New York corporation (“Seller”), and Mondo Acquisition I, Inc., a Delaware corporation (the “Issuer”).

WITNESSETH THAT:

WHEREAS, Seller owns a total of 1,000,000 shares of Common Stock, par value $.001 (the “Shares”), representing 100% of the issued and outstanding common stock of the Issuer; and

WHEREAS, Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and mutual covenants set forth below, the parties hereto agree as follows:

1.           PURCHASE AND SALE OF SHARES

1.1           Purchase of Shares.  Subject to the terms and conditions of this Agreement, the Seller shall sell, assign, transfer, and deliver to Purchaser and Purchaser shall purchase, for the purchase price set forth in Section 1.3 hereof, the Shares at the closing provided for in Section 1.4 hereof, free and clear of all liens, charges, or encumbrances of whatsoever nature.

1.2           Transfer of Title to the Shares.  The sale, assignment, conveyance, transfer, and delivery by Seller of the Shares shall be made by delivering to the Purchaser duly endorsed stock certificate(s) representing the Shares upon receipt by the Seller of the Purchase Price.

             1.3           Purchase Price.  The purchase price of the Shares shall be Seventy Five Thousand ($75,000) Dollars (the “Purchase Price”). Seller hereby acknowledges receipt of Twenty Thousand ($20,000). At the Closing the Purchaser shall deliver  Five Thousand ($5,000) Dollars with the balance of the Purchase Price payable  (i) in installments of a minimum of $5,000 every thirty (30) days (the “Monthly Installments”) thereafter until the entire balance is paid in full or  (ii) on the date the Purchaser completes an acquisition.

              1.4           Closing. The Closing of the transactions provided for in this Agreement shall take place on or before May 15, 2009 (the “Closing Date”) at 61 Broadway, 32nd Floor, New York, New York, 10006. At the closing, the Issuer shall deliver to Purchaser a balance sheet through the date of the closing.

1.5           Closing Deliverables. At the Closing, the Purchaser shall deliver the sum of $5,000 by wire transfer. The Seller shall deliver a stock certificate evidencing the Shares together with a stock power endorsed in blank, which shall be held in escrow and released to the Purchaser upon receipt by the Seller of the full Purchase Price. The Seller shall also deliver the resignations described in Section 5.4 of this Agreement.

2.           RELATED TRANSACTIONS

                2.1           Finder.                      There are no finders with respect to the transaction contemplated herein.

3.           REPRESENTATIONS AND WARRANTIES BY THE SELLER, PURCHASER AND ISSUER

3.1           The Seller hereby represents and warrants to Purchaser as follows:

(a)           The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of New York, and is qualified in no other state.

(b)           This Agreement and any other agreement executed by Seller in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Seller, subject to the applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and rights of stockholders.

(c)           Seller has full power and authority to sell and transfer the Shares to Purchaser without obtaining the waiver, consent, order or approval of (i) any state or federal governmental authority or (ii) any third party or other person including, but not limited to, other stockholders of the Issuer.

(d)           Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of the Certificate of Incorporation or By-Laws of the Seller, or of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Seller is a party to or by which the Seller is bound.

             3.2                      The Issuer hereby represents and warrants to the Purchaser as follows:

(a)           The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Issuer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Issuer.  The Issuer is not in violation of any of the provisions of its Certificate of Incorporation or By-laws.  No consent, approval or agreement of any individual or entity is required to be obtained by the Issuer in connection with the execution and performance by the Issuer of this Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement.  The Issuer has no subsidiary, and it does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign individual or entity.

(b)           To the best of Issuer’s knowledge, the authorized capital stock of the Issuer consists of 40,000,000 shares of common stock, 1,000,000 of which are validly issued and outstanding, fully paid and non-assessable and 10,000,000 shares of preferred stock, none of which are issued and outstanding, as set forth in the Issuer’s 10-K for the year ended December 31, 2008.  The outstanding shares of common stock of the Issuer are held by only one holder, the Seller.

(c)           Other than as otherwise described herein, the Issuer is not a party to any agreement or understanding pursuant to which any securities of any class of capital stock are to be issued or created or transferred.  The Issuer has not acquired any shares of Common Stock, and has no formal or informal agreements or understandings pursuant to which it can or will acquire any shares of Issuer Common Stock.  The Issuer nor any officer, director or 5% stockholder of the Issuer has any agreements, plans, understandings or proposals, whether formal or informal or whether oral or in writing, pursuant to which it granted or may have issued or granted any individual or entity any convertible security or any interest in the Issuer or the Issuer’s earnings or profits, however defined.  As used in this Agreement, the term “Convertible Securities” shall mean any options, rights, warrants, convertible debt, equity securities or other instrument or agreement upon the exercise or conversion of which or upon the exchange of which or pursuant to the terms of which additional shares of any class of capital stock of the Issuer may be issued.

(d)           There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s best knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such).  There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.  An individual will be deemed to have “best knowledge” of a particular fact or matter if: (a) such individual is actually aware of such fact or other matter; (b) a reasonable individual  could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter; or (c) it relates to any of law. A corporation or entity (other than an individual) will be deemed to have “best knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served as a director, officer, employee, agent partner, executor, or trustee of such corporation or entity(or in any similar capacity) has, or at any time had, best knowledge of such fact or other matter.

(e)           There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Issuer’s Best Knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.  No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer’s knowledge, threatened against the Issuer.

(f)           The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign laws, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.    References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(g)           As of the Closing Date, the Issuer has properly filed all tax returns (if any) required to be filed and has paid all taxes shown thereon to be due.  To the Best Knowledge of the Issuer, all tax returns previously filed are true and correct in all material respects.

(h)           The Issuer has no outstanding liabilities or obligations to any party except as reflected on the Issuer’s Form 10-K for the year ended December 31, 2008, other than charges since such date similar to those incurred in past periods and consistent with past practice, all of which will be discharged prior to or at the Closing so that, at the Closing, the Issuer will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

(i)           All of the business and financial transactions of the Issuer have been fully and properly reflected in the books and records of the Issuer in all material respects and in accordance with US generally accepted accounting principles consistently applied.

(j)           The Issuer is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  None of the Issuer’s filings made pursuant to the Exchange Act (collectively, the “Issuer SEC Documents”) contain any misstatements of material fact or omit to state a material fact necessary to make the statements made therein not misleading.  The Issuer SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system.  The financial statements included in the Issuer SEC Documents present and reflect, in accordance with generally accepted accounting principles, consistently applied, the financial condition of the Issuer on the balance sheet dates and the results of its operations, cash flows and changes in stockholders’ equity for the periods then ended in accordance with US generally accepted accounting principles, consistently applied.  The accountants who audited the Issuer’s financial statements are independent, within the meaning of the Securities Act and are a member of the PCAOB.  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, from that set forth in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2008.

(k)           The execution and delivery of this Agreement by the Issuer and the Seller and the consummation of the transactions contemplated by this Agreement will not result in any material violation of the Issuer’s certificate of incorporation or by-laws.

(l)           All representations, covenants and warranties of the Issuer and Sellers contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date.

(m)           The Issuer has the corporate power, authority and capacity to carry on its business as presently conducted.

(o)           The Issuer has not had any employees since inception and has not maintained any "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(p)           To the Issuer’s best knowledge, the information contained in the Disclosure Memorandum, a copy of which is attached hereto as Exhibit “A” is true and accurate in all material respects.

3.3           The Purchaser represents and warrants to Seller and Issuer as follows:

(a)           Purchaser understands that the Shares have not been registered with the United States Securities and Exchange Commission or any state or foreign securities agencies. The Purchaser acknowledges that the Shares are restricted securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”).

(b)           Purchaser has the requisite competence and authority to execute and deliver this Agreement and any other agreements and undertakings referenced herein, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement and any other agreements executed by Purchaser in connection herewith have been duly executed and delivered by it and constitute the valid, binding and enforceable obligation of Purchaser, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the rights of stockholders.

(c)           At the time the Purchaser was offered the Shares, it was, at the date hereof it is, and on the Closing it will be, an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.  The Purchaser is not, and is not required to be registered as, a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

(d)           The Purchaser has consulted its own independent counsel and tax advisor regarding the transactions described herein.  Purchaser is capable of evaluating the merits and risks of its investment in the Issuer and has the capacity to protect its interests.  Purchaser acknowledges that it must bear the economic risk of this investment indefinitely, unless the Shares are subsequently registered pursuant to the Securities Act of 1933, as amended (the “Act”), or an exemption from registration is available.

(e)           Purchaser is not an underwriter and is acquiring the Seller’s Shares for Purchaser’s own account for investment only and not with a view towards distribution thereof within the meaning of the Act, the state securities laws and any other applicable laws.

(f)           Purchaser has the capacity to protect its interests in connection with the transactions contemplated hereby as a result of its business or financial expertise.

             (g)           To the extent that any federal, and/or state securities laws shall require, the Purchaser hereby agrees that any Shares acquired pursuant to this Agreement shall be without preference as to assets.

             (h)           Neither the Issuer nor the Seller is under an obligation to register or seek an exemption under any federal, state or foreign securities acts for any stock of the Issuer or to cause or permit such stock to be transferred in the absence of any registration or exemption and that the Purchaser herein must hold such stock indefinitely unless such stock is subsequently registered under any federal and/or state securities acts or an exemption from registration is available.

             (i)           The Purchaser has had the opportunity to ask questions of the Issuer and the Seller and receive additional information from the Issuer and the Seller to the extent that the Issuer and the Seller possessed such information or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Issuer.  Further, the Purchaser has been given or has had access to: (1) all material books and records of the Issuer; (2) all material contracts and documents relating to the Issuer and this proposed transaction set forth on Exhibit A; and (3) an opportunity to question the Seller and the appropriate executive officers of the Issuer.

(j)           The Purchaser understands that the Certificates representing the Shares delivered pursuant to this Agreement are subject to certain trading restrictions imposed under Rule 144 promulgated under the Act. A copy of Rule 144 as currently adopted by the SEC is attached hereto as Exhibit “B.”

4.           SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

              4.1          Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party for a period not to exceed 180 days; provided, however that any claims or actions with respect to the representation and warranties contained in Sections 3.2(f),(g) and (o) shall survive for periods conterminous with any applicable states of limitations.

4.2          Indemnification.  The Seller agrees to indemnify the Purchaser, and hold it harmless from and in respect of any assessment, loss, damage, liability, cost and expense (including, without limitation, interest, penalties, and reasonable attorneys’ fees) up to $75,000 in the aggregate, imposed upon or incurred by the Purchaser resulting from a breach of any agreement, representation, or warranty of the Seller if the claim is brought within six (6) months of Closing, provided, however, that any claim with respect to the representation and warranties contained in Sections 3.2(f),(g) and (o) may be made at any time.  Assertion by the Purchaser to their right to indemnification under this Section 4.2 shall not preclude assertion by the Purchaser of any other rights or the seeking of any other remedies against the Seller.

5.           MISCELLANEOUS

           5.1           Expenses.  All fees and expenses incurred by the Purchaser and Seller in connection with the transactions contemplated by this Agreement shall be borne by the respective parties hereto.

           5.2           Further Assurances.  From time to time, at the Purchaser’s request and without further consideration, the Seller, will execute and transfer such documents and will take such action as the Purchaser may reasonably request in order to effectively consummate the transactions contemplated herein.

           5.3           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the prospective heirs, beneficiaries, representatives, successors and assigns of the parties hereto.

           5.4      Resignation as Officer/Director.

  On the Closing Date:

(a)              Each of Jeffrey Fessler and Richard Friedman shall resign as officers and directors of the Company and Darrin O’Ocasio shall tender his resignation as a Director dated as of a date 10 days after the Closing Date.

                 (b)              Nana Baffour shall be appointed as President and Director, Frank Asante-Kissi shall be appointed as Vice President and Johnson M. Kachidza shall be appointed as Secretary. An Information Statement in connection with the intended appointment of Mr. Kachidza to the Issuer’s Board of Directors shall thereafter be filed with the Securities and Exchange Commission and mailed to stockholders of the Issuer pursuant to Section 14(f) of the Exchange Act and Rule 14(f)(1) thereunder.

           5.5           Prior Agreements; Amendments.                                                                           This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement shall not be amended except by a writing signed by both parties or their respective successors or assigns.

          5.6           Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

          5.7           Governing Law.  The situs of this Agreement is New York, New York, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the state of New York.

          5.8           Notices.  All notices, requests, demands, and other communication hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Seller:
Mondo Management Corp.
61 Broadway, 32nd Floor
New York, New York, 10006
Attn: Darrin Ocasio, Esq.

If to the Purchaser:
Midas Medici Group Holdings Inc.
445 Park Avenue, 20th Floor
New York, New York 10022

If to the Issuer:
Mondo Acquisition I, Inc.
61 Broadway, 32nd Floor
New York, New York, 10006
Attn: Jeffrey J. Fessler, Esq.

          5.9           Effect.  In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

        5.10           Counterparts.  This Agreement may be executed in one or more counterparts and by transmission of a facsimile or digital image containing the signature of an authorized person, each of which shall be deemed and accepted as an original, and all of which together shall constitute a single instrument.  Each party represents and warrants that the person executing on behalf of such party has been duly authorized to execute this Agreement.

 (signature page follows)

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Seller, the Purchaser and the Issuer on the date first written above.

SELLER:

MONDO MANAGEMENT CORP.

_/s/ Darrin M. Ocasio_____________________
By:  Darrin M. Ocasio
Its:  President

 ISSUER:

MONDO ACQUISITION I, INC.

_/s/ Jeffrey J. Fessler________________________
By:  Jeffrey J. Fessler
Its:  President

PURCHASER:

MIDAS MEDICI GROUP HOLDINGS INC.

____________________________________

By:
Its: